                                                                    Exhibit 99.1
                                                                    ------------


                     UNAUDITED PRO FORMA COMBINED CONDENSED
                             FINANCIAL INFORMATION


          On March 9, 1998, Davox Corporation ("Davox") entered into an Agreement and Plan of Merger dated as of March 9, 1998 among Davox, Duke Acquisition Corporation, a direct, wholly-owned subsidiary of Davox ("DAC") and AnswerSoft, Inc. ("AnswerSoft"), providing for the merger (the "Merger") of DAC with and into AnswerSoft with AnswerSoft surviving as a wholly-owned subsidiary of Davox.

          The unaudited pro forma combined condensed financial statements reflect certain assumptions deemed probable by Davox regarding the Merger (e.g., that share information used in the unaudited pro forma information approximates actual share information at the effective date). No adjustments to the unaudited pro forma combined condensed financial information have been made to account for different possible results in connection with the foregoing, as Davox believes that the impact on such information of the varying outcomes, individually or in the aggregate, would not be materially different.

          The unaudited pro forma combined condensed balance sheet as of December 31, 1997 gives effect to the Merger as if it had occurred on December 31, 1997, and combines the audited consolidated balance sheet of Davox and the audited consolidated balance sheet of AnswerSoft as of December 31, 1997.

          The unaudited pro forma combined condensed statements of operations combine the historical consolidated statements of operations of Davox and AnswerSoft for each of the three years ended December 31, 1997, in each case as if the Merger had occurred at the beginning of the periods presented.

          Davox and AnswerSoft estimate that they will incur direct transaction costs of approximately $1.5 million associated with the Merger, which will be charged to operations upon consummation of the Merger. In addition, it is expected that following the Merger, the combined company will incur an additional significant charge to operations, which is not currently reasonably estimable, to reflect costs associated with integrating the two companies. There can be no assurance that the combined company will not incur additional charges to reflect costs associated with the Merger or that management will be successful in its efforts to integrate the operations of the two companies.

          Such unaudited pro forma combined condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the Merger occurred at the beginning of the periods presented, nor is it necessarily indicative of future financial position or results of operations. These unaudited pro forma combined condensed financial statements are based upon the respective historical consolidated financial statements of Davox and AnswerSoft and should be read in conjunction with the audited historical consolidated financial statements and notes thereto of Davox filed on Form 10-K for the fiscal year ended December 31, 1997 and the audited historical consolidated financial statements and notes thereto of AnswerSoft included elsewhere herein, and do not incorporate, nor do they assume, any benefits from cost savings or synergies of operations of the combined company.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                               DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                                           PRO FORMA  PRO FORMA
                                       DAVOX   ANSWERSOFT ADJUSTMENTS COMBINED
                                      -------  ---------- ----------- ---------
               ASSETS
Current assets:
  Cash and cash equivalents.........  $25,366    $3,273     $          $28,639
  Short-term investments............   23,802       --                  23,802
  Accounts receivable, net..........   10,359     2,240                 12,599
  Deferred tax asset................    9,319        --                  9,319
  Prepaid expenses and other current
   assets...........................      969       154                  1,123
                                      -------    ------                -------
    Total current assets............   69,815     5,667                 75,482
                                      -------    ------                -------
Property and equipment, net.........    4,585       663                  5,248
                                      -------    ------     -------    -------
Other assets, net...................      768        62                    830
                                      -------    ------     -------    -------
    Total assets....................  $75,168    $6,392     $   --     $81,560
                                      =======    ======     =======    =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..................  $ 4,987    $  260     $          $ 5,247
  Accrued expenses..................   10,223       614                 10,837
  Customer deposits.................    2,018       --                   2,018
  Deferred revenue, current.........    3,783       572                  4,355
  Current portion of long-term
   obligations......................      --        178                    178
                                      -------    ------     -------    -------
    Total current liabilities.......   21,011     1,624                 22,635
                                      -------    ------     -------    -------
Long-term obligations, less current
 portion............................      --        297                    297
                                      -------    ------                -------
Deferred revenue, noncurrent........      --        253                    253
                                      -------    ------                -------
Preferred stock, $0.01 par value....      --     13,911     (13,911)       --
Stockholders' equity:
  Common stock, $0.10 par value.....    1,186        13         231      1,430
  Additional paid-in capital........   57,758       117      13,680     71,555
  Cumulative translation
   adjustment.......................      --          7                      7
  Amounts due from officer..........      --       (414)                  (414)
  Accumulated deficit...............   (4,763)   (9,416)               (14,179)
                                      -------    ------     -------    -------
                                       54,181    (9,693)     13,911     58,399
   Less--treasury stock, at cost....      (24)      --                     (24)
                                      -------    ------     -------    -------
    Total stockholders' equity......   54,157    (9,693)     13,911     58,375
                                      -------    ------     -------    -------
                                      $75,168    $6,392     $   --     $81,560
                                      =======    ======     =======    =======

   See accompanying notes to unaudited pro forma combined condensed financial statements.

        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                  YEAR ENDED DECEMBER 31,
                                            -----------------------------------
                                               1995        1996        1997
                                            ----------- ----------- -----------
Revenue...................................  $    38,597 $    57,099 $    83,553
                                            ----------- ----------- -----------
Cost of revenue...........................       17,164      22,232      28,029
                                            ----------- ----------- -----------
  Gross profit............................       21,433      34,867      55,524
Research, development and engineering ex-
 penses...................................        4,901       6,733      10,418
Selling, general and administrative ex-
 penses...................................       13,967      19,705      29,710
                                            ----------- ----------- -----------
  Total operating expenses................       18,868      26,438      40,128
                                            ----------- ----------- -----------
Income from operations....................        2,565       8,429      15,396
Interest income, net......................          629       1,217       2,031
                                            ----------- ----------- -----------
Income before provision for income taxes..        3,194       9,646      17,427
Provision for income taxes................          344         965       2,091
                                            ----------- ----------- -----------
  Net income..............................  $     2,850 $     8,681 $    15,336
                                            =========== =========== ===========
Earnings per share:
  Basic...................................  $      0.25 $      0.72 $      1.18
  Diluted.................................  $      0.22 $      0.64 $      1.07
Weighted average shares outstanding:
  Basic...................................   11,320,202  11,987,829  12,987,463
  Diluted.................................   12,888,415  13,636,657  14,323,335



   See accompanying notes to unaudited pro forma combined condensed financial statements.

     NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

(1) MERGER SHARES ISSUED

  These unaudited pro forma combined financial statements reflect the issuance of 2,448,897 shares of Davox Common Stock in exchange for an aggregate of 14,882,832 shares of AnswerSoft Common Stock, on a fully diluted basis, which includes the Preferred Stock on an as converted basis, and the outstanding options and warrants (outstanding as of March 9, 1998) in connection with the Merger, based on the Exchange Ratios set forth in the following table:

   AnswerSoft Series A Preferred Stock and warrants, out-
    standing as of
    March 9, 1998......................................... 8,615,000
   Exchange Ratio......................................... 0.1665189
                                                           ---------
     Number of shares of Davox Common Stock exchanged.....            1,434,561
   AnswerSoft Series B Preferred Stock, outstanding as of
    March 9, 1998......................................... 2,060,047
   Exchange Ratio......................................... 0.2180747
                                                           ---------
     Number of shares of Davox Common Stock exchanged.....              449,244
   AnswerSoft Common Stock and options, outstanding as of
    March 9, 1998......................................... 4,207,785
   Exchange Ratio......................................... 0.1342967
                                                           ---------
     Number of shares of Davox Common Stock exchanged.....              565,092
                                                                     ----------
     Total Number of shares of Davox Common Stock
      Exchanged...........................................            2,448,897
   Number of shares of Davox Common Stock outstanding as
    of December 31, 1997..................................           11,864,216
                                                                     ----------
   Number of shares of Combined Company Common Stock out-
    standing after completion of the Merger...............           14,313,113
                                                                     ==========

(2) MERGER RELATED EXPENSES

  Davox and AnswerSoft estimate they will incur direct transaction costs of approximately $1.5 million associated with the Merger consisting of transaction fees for investment bankers, attorneys, accountants, financial printing and other related charges. These nonrecurring transaction costs will be charged to operations upon consummation of the Merger. These direct transaction costs have not been reflected in the unaudited pro forma combined condensed financial statements.

  It is expected that following the Merger, the combined company will incur additional significant charges to operations, which are not currently reasonably estimable, to reflect costs associated with integrating the two companies. These charges have not been reflected in the unaudited pro forma combined condensed financial statements. There can be no assurance that the combined company will not incur additional charges to reflect costs associated with the Merger or that management will be successful in its efforts to integrate the operations of the two companies.

(3) MERGER CONFORMITY ADJUSTMENTS

  The unaudited pro forma combined condensed financial statements do not include adjustments to conform the accounting policies of AnswerSoft to those followed by Davox. The nature and extent of such adjustments, if any, will be based upon further analysis and are not expected to be material.

(4) EARNINGS PER SHARE

  The pro forma net earnings per share reflect: (i) the weighted average number of shares of Davox Common Stock that would have been outstanding if the Merger occurred at the beginning of the periods presented based upon the conversion of each share of AnswerSoft Common Stock, AnswerSoft Series A Preferred Stock and AnswerSoft Series B Preferred Stock into shares of Davox Common Stock, assuming Exchange Ratios of 0.1342967, 0.1665189 and 0.2180747, respectively (in each case assuming an Average Share Price equal to $31.03438 and 14,882,832 fully diluted shares of AnswerSoft Common Stock), and
(ii) the dilutive impact of stock options and warrants using the treasury stock method. All AnswerSoft options and warrants to purchase AnswerSoft Common Stock are assumed to be converted into options to purchase Davox Common Stock at an exchange ratio of 0.1342967 shares of Davox Common Stock for each share of AnswerSoft Common Stock before application of the treasury stock method.

(5) RECLASSIFICATIONS

  Certain financial statement balances of AnswerSoft have been reclassified to conform with the Davox financial statement presentation.